UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01 Other Events

On April 26, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing it has signed a long term lease to relocate its production facility to a new campus located within one mile of the Pepper Lane cultivation facility. The new facility is approximately 7,500 square feet and is anticipated to be operational within 90 days pending license transfer approvals from local and state authorities. The Company plans to move the current production license and will not need to apply for a new license to produce edibles, oils and extracts.

The Company will introduce new mechanization and automation equipment to support expansion of the Company product lines, SKU’s, and efficiencies. The Company is currently testing new edible, oil and extraction products that upon successful testing will be manufactured at the new facility and marketed under the Body and Mind marquis life style brand.

In addition, the Company provided a corporate update on its multi-state initiatives in Arkansas, Ohio and California.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

99.1	News Release dated April 26, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: April 29, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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